Exhibit 10.4

April 15, 2008

Andrew J. Weil (“Executive”)
625 Madison Ave., 5th Floor
New York, New York 10022

RE:  Amendment to Executive Employment Agreement

Dear Andrew:

On January 1, 2007, you and Centerline Capital Group, Inc.(the “Company”) entered into an Executive Employment Agreement (the “Agreement”).  Pursuant to Section 10(b) of the Agreement, the Agreement may be amended by a written instrument signed by the Executive and the Company.  The parties hereto wish to amend the Employment Agreement as provided herein.

THEREFORE, the parties, intending to be legally bound, agree as follows:

1.           Amendment of Agreement.  Section 3, entitled Compensation and Benefits, shall be amended to include a salary reduction of 10% in base salary.  The following sentences shall be incorporated at the end of section 3 (a), and read as follows:

The Executive agrees to a voluntary reduction in his base salary of 10% for the period April 21, 2008 (the “Effective Date”) through December 31, 2008 (the “End Date”).  The Company will pay the Executive an amended base salary (subsequent to the Effective Date and through the End Date, (“Salary”) of 360,000.00 per annum payable in equal bi-weekly installments.  This reduction in Salary is voluntary and does not constitute Good Reason, as defined in Exhibit A of the Agreement.  The Parties agree that the reduction in Salary is being done to reduce the Company’s overhead and compensation expense and is contingent upon every person listed in Exhibit A, attached hereto, executing a similar amendment to his Employment Agreement.  Unless otherwise agreed to by Executive, on January 1, 2009, the Executive’s Salary will return to $400,000.00.  Anything in this Agreement, as amended by this Amendment, to the contrary notwithstanding, if the Executive’s employment with the Company is terminated after the Effective Date and prior to January 1, 2009, his Salary used in determining Severance Pay, if applicable, will be the base Salary of $400,000.00, as originally stated in the Agreement.

2.           Effect of Amendment.  The parties herby agree and acknowledge that except as provided in this Amendment, the Agreement remains in full force and effect and has not been modified in any other respect.

IN WITNESS WHEREOF, the parties have executed this Agreement, Centerline Capital Group, Inc. and Centerline Holding Company acting by their respective duly authorized officers, effective as of the Effective Date.

CENTERLINE CAPITAL GROUP, INC.:		EXECUTIVE:
By
	Name: Marc D. Schnitzer Title: President	Name: Andrew J. Weil

CENTERLINE HOLDING COMPANY
By
Name: Marc D. Schnitzer Title: Chief Executive Officer and President

EXHIBIT A

Marc D. Schnitzer
Leonard W. Cotton
James L. Duggins
Robert L. Levy
Paul Smyth
Chris Crouch
Andrew J. Weil
Justin E. Ginsberg
John E. D’Amico
Nicholas A. C. Mumford